For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Provides Progress Update on Recall and Reports Results for the Second Quarter Ended September 30, 2008

November 6, 2008, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT, “Synutra”), a leading producer, marketer and seller of nutritional products in China, today provided a progress update on its previously announced product recall and reported financial results for its second quarter ended September 30, 2008.

Progress Update on Recall

The Company has completed the recall of all 8 lots of its U-Smart products that were found to be contaminated with melamine following testing by the Chinese government previously announced on September 16, 2008.

The Company has also substantially completed the voluntary recall of all products, including its U-Smart series, U-Strong series, adult formula products and rice powder products, produced before September 16, 2008 at its facilities in the Hebei and Inner Mongolia regions, where it is believed the melamine-contaminated milk supplies originated. In addition, out of abundance of caution, the Company has substantially completed the voluntary recall of certain Stage 4 Super products, although no Super products were found to be contaminated with melamine.

Since the beginning of October 2008, all of the Company’s manufacturing facilities have been returned to service, after passing government inspections and obtaining permission from governing authorities. The Company continues to comply with random and unscheduled government testing and to conduct enhanced and systematic testing in-house.

In order to regain customer confidence and to ensure products of the highest quality, the Company is now using imported milk powder from Europe and New Zealand in its U-Smart series products. Through its network of distributors, the Company has restocked 90% of its contracted shelf space nationwide with new U-Smart series products and Super series products produced after October 1, 2008. All such products have been found free of melamine and compliant with various government tests.

In late October 2008, the Company launched an entirely new series of infant formula products, the “Mingshan” series, aimed at the expansive lower and mid-tier Chinese markets. We expect shipments of Mingshan series products to reach our sales network in December 2008.

Since late September 2008, the Chinese government has provided free medical screening, treatment, and care for consumers affected by melamine contamination in infant formula products of various companies. Synutra’s customer support staff continues to provide help to consumers with health and medical consultation and referrals, and advice on the safe use of Synutra products.

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Financial Impact of the Recall and Results for the Fiscal Second Quarter Ended September 30, 2008

The Company’s financial results for the second quarter ended September 30, 2008 were negatively impacted by the Company’s product recall, as described more fully above and in press releases dated September 16, 2008 and September 19, 2008. The estimated cost of the product recall is $77.4 million which has been recognized as a charge to cost of sales and selling and distribution expenses in the Company’s consolidated statement of income for the second quarter, of which $38.0 million was recorded as a product recall provision in the Company’s consolidated balance sheet as of September 30, 2008. This amount includes the replacement cost of the recalled products of $36.0 million, the write-down and write-off of affected inventory of $39.5 million, and logistical expenses associated with the recall of $1.9 million. These costs reflect estimates based on available information. Should actual product recall costs differ from such estimates, the Company would have to reassess the negative impact of the product recall on the Company’s financial results and revise the estimated product recall accrual accordingly.

As a result of the product recall and the write-down of affected inventories, the Company is expected to incur a gross loss of $26.7 million in the fiscal quarter ended September 30, 2008, compared to a gross profit of $46.6 million for the same period in the previous year. The Company’s net loss for the fiscal quarter ended September 20, 2008 is expected to be approximately $49.7 million, compared to net income of $9.8 million for the same period in the previous year.

Our product recall does not involve any cash pay-out to our distributors or customers. Rather, both distributors and customers receive new products of the same value in exchange for recalled products. Since the product recall was ongoing during both our second and third fiscal quarters, the recall will negatively impact our financial results for the third quarter and result in a significant reduction of revenue for such quarter as products shipped during the third quarter are used to replace recalled products. We cannot, however, determine the extent or scope of such negative impact on our financial results for the quarter ending December 31, 2008 at this time.

The Company does not anticipate that the product recall will negatively impact our results for the fiscal quarter ending March 31, 2009 or subsequent fiscal quarters, although we currently cannot provide any assurance in this regard.

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Chairman and Chief Executive Officer Liang Zhang said, “Overall net sales increased slightly partially due to increases in our average selling prices and sales volume of our nutritional products in the first part of the quarter. This reflected our initiative to increase sales of our higher-priced premium products, exemplified by increased sales of the Super infant formula. However, we experienced a net loss for the quarter primarily due to the negative impact of the estimated costs related to our product recall efforts including replacement cost of the recalled products, write-down and write-off of affected inventory and logistical expenses. We acted swiftly and forcefully in the wake of the disastrous events and our first and foremost concern was to remove any possibility of harm to our consumers. We are encouraged to learn of the progress in the on-going criminal investigation to find the source of the contamination of milk supplies. We have strengthened our quality control and quality assurance systems, and we have started a vertical integration program with support from the government to take control of our fresh milk collection operations. We are doing everything we can to regain the trust and confidence of our consumers. Over the course of the year, we will work on improving our quality control and quality assurance systems, strive to replace all recalled products and continue to take further steps to protect our consumers and strengthen our image and reputation. While we acknowledge the significant short-term costs attendant to our product recall efforts, we believe that our overall efforts are consistent with our core Company values and the Company’s long-term financial success.”

The Company’s operational and financial performance for the fiscal quarter ended September 30, 2008 will be described in more detail in Synutra’s quarterly report on Form 10-Q, which Synutra expects to file with the US Securities and Exchange Commission no later than November 10, 2008.

Synutra’s Forms10-Q are available online: www.synutra.com

About Synutra International, Inc.

Synutra, through its subsidiaries in the People’s Republic of China, is engaged in the developing, producing, distributing and selling dairy-based nutritional products across the People’s Republic of China. It offers its products for infants, children, adults, pregnant women and nursing mothers under the “Sheng Yuan” or “Synutra” master brand and several sub-brands, including “Super,” “U-Smart” and “U-Strong.” The Group’s extensive sales network covers 29 provinces and provincial-level municipalities in China, and comprises over 430 distributors and over 1,200 sub-distributors who sell Synutra’s products in nearly 70,000 retail outlets. For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Delia Cannan of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

The information contained herein includes statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

End